Exhibit 10.1
SETTLEMENT AGREEMENT
     THIS SETTLEMENT AGREEMENT (this “Agreement”) dated as of March 31, 2006 is by and among Layne Christensen Company, a Delaware corporation (the “Company”), and Steel Partners II, L.P. (the “Partners”), a Delaware limited partnership, Steel Partners, L.L.C., a Delaware limited liability company, and Warren G. Lichtenstein (collectively, the “Investors”).
R E C I T A L S
     A.     The Company has outstanding approximately 15,225,240 shares of common stock (the “Common Stock”).
     B.     On February 2, 2006, the Investors, James Henderson and John Quicke filed an eighth amendment to the Schedule 13D previously filed by the Investors with respect to the Company whereby Partners nominated a slate of two candidates, specifically Mr. Henderson and Mr. Quicke, for election as directors at the Company’s 2006 annual meeting of stockholders, which is currently scheduled to be held on June 8, 2006 (the “2006 Annual Meeting”).
     C.     The Company and the Investors desire to establish in this Agreement certain restrictions concerning the future actions by the Investors and the Company as set forth herein including the withdrawal of the two candidates nominated by Partners.
     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Investors (each a “Party”), intending to be legally bound, hereby agrees as follows:
ARTICLE I.
DEFINITIONS AND CONSTRUCTION
     Section 1.1.     Certain Definitions. As used in this Agreement, the following terms shall have the meanings specified below:
     “Affiliate” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
     “Applicable Law” shall mean all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority, and (b) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.
     “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

     “Business Day” shall mean a day other than a Saturday, a Sunday, a day on which banking institutions in the States of Kansas or New York are authorized or obligated by law or required by executive order to be closed, or a day on which the Nasdaq National Market is closed.
     “Disinterested Directors” shall mean those members of the Board of Directors of the Company that are members of the Board of Directors on the date of this Agreement other than Mr. Lichtenstein and shall not include the Investor Nominee if appointed to the Board of Directors.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
     “Governmental Authority” shall mean any federal, state, local or political subdivision, governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, arbitration tribunal, commission or other similar dispute resolution panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.
     “Investor Nominee” shall mean John Quicke.
     “Person” shall mean an individual, a partnership, an association, a joint venture, a corporation, a limited liability company, a business, a trust, any entity organized under Applicable Law, an unincorporated organization or any Governmental Authority.
     “SEC” shall mean the Securities and Exchange Commission.
     Section 1.2.   Interpretation and Construction of this Agreement. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context shall otherwise require. The headings of the Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require or provide, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).
ARTICLE II.
COVENANTS OF INVESTORS; DIRECTOR NOMINEE
     Section 2.1.   Withdrawal of Nominees. The Investors shall withdraw their slate of nominees for election to the Board of Directors at the 2006 Annual Meeting. In addition, the Investors shall not, and they shall cause each of their Affiliates and Associates not to otherwise propose any slate of nominees for election to the Board of Directors at the 2006 Annual Meeting.

     Section 2.2.   Filing Covenant. Within two (2) Business Days of the date of this Agreement, the Investors shall file, or cause to be filed on their behalf, with the SEC an amendment to their Schedule 13D with respect to this Agreement.
     Section 2.3.   Company Covenants. The Company agrees that the following actions shall be taken:
                    (a)   The Board of Directors of the Company shall cause the number of members of the Board of Directors to be reduced to eight (8) effective as of the 2006 Annual Meeting, with such directorship being removed from Class II. Up to and through the 2007 annual meeting of stockholders, the size of the Board of Directors shall not be increased without the unanimous consent of the Board of Directors.
                    (b)   In the event Mr. Lichtenstein resigns his position as a member of the Board of Directors prior to the 2007 annual meeting of stockholders, the Board of Directors shall immediately appoint the Investor Nominee to fill such vacancy for the remainder of the term accorded such directorship.
                    (c)   Within two (2) Business Days of the date of this Agreement, the Company shall issue a press release in the form attached hereto as Exhibit A which, among other things, announces the reorganization of the Company’s water and infrastructure businesses and the retention of Morgan Joseph & Co. Inc to assist the Board of Directors in evaluating and refining the Company as a whole.
     Section 2.4.   Press Releases, Etc. by the Investors. Unless required by Applicable Law or legal process, neither the Investors nor any of their Affiliates or Associates on the one hand, nor the Company or the Disinterested Directors on the other hand, may make any press release, public announcement or other communication with respect to the existence of this Agreement, the negotiations related to this Agreement or the circumstances leading up to this Agreement or that would be disparaging as the case may be, to the Company, its directors, executive officers or employees, or, to the Investors or their Affiliates and Associates. Nothing in this Section 2.4 shall permit the Investors to take any action which would otherwise violate any provision contained in Section 2.1.
ARTICLE III.
TERM AND TERMINATION
     Section 3.1.   Termination. This Agreement shall have an initial term commencing on the date of this Agreement and ending on the date of the first annual meeting of stockholders following the end of the Company’s fiscal year ending January 31, 2007. Any termination of this Agreement as provided herein shall be without prejudice to the rights of any Party arising out of the breach by any other Party of any provision of this Agreement.
ARTICLE IV.
MISCELLANEOUS
     Section 4.1.   Legal Fees and Expenses. Each party hereto shall pay its own fees and expenses, including expenses of its legal counsel, in connection with the director nominations by the Investors, the negotiation and preparation of this Agreement and any other matters subject to this Agreement except that the Company shall reimburse the Investors for up to $20,000 of out of pocket fees and expenses, including expenses of its legal counsel, relating to the director nominations by the Investors, the negotiation and preparation of this Agreement and any other matters subject to this Agreement.
     Section 4.2.   Notices. All notices and other communications required or permitted by this Agreement shall be made in writing and shall be deemed delivered when delivered in person, transmitted by telecopier, or three days after it has been sent by mail, as follows:

The Company:	Layne Christensen Company
1900 Shawnee Mission Parkway
Mission Woods, KS 66205
Attn: Andrew B. Schmitt
Telecopy No.: 913/362-8823

with a copy to:	Stinson Morrison Hecker LLP
1201 Walnut Street
Kansas City, Missouri 64106
Attn: Patrick J. Respeliers
Telecopy No.: 816-691-3495

Investor:	c/o Steel Partners, II L.P.
590 Madison Avenue, 32nd Floor
New York, New York 10022
Attn: Warren G. Lichtenstein
Telecopy No.: (212) 520 — 2331

with a copy to:	Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attn: Steven Wolosky, Esq.
Telecopy No.: (212) 451-2222
     The Parties shall promptly notify each other in the manner provided in this Section 4.2 of any change in their respective addresses. A notice of change of address shall not be deemed to have been given until received by the addressee. Communications by telecopier also shall be sent concurrently by mail, but shall in any event be effective as stated above.
     Section 4.3.   Assignment. No Party will assign this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of each other Party.
     Section 4.4.   Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

     Section 4.5.   Waiver, Amendment, etc. This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, all the Parties. No failure or delay of any Party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.
     Section 4.6.   Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof.
     Section 4.7.   Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict or choice of laws principles.
     Section 4.8.   Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by Applicable Law, each Party waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the extent possible.
     Section 4.9. Counterparts. This Agreement may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.
[remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, the Company and the Investors have caused their respective duly authorized officers to execute this Agreement as of the day and year first above written.

LAYNE CHRISTENSEN COMPANY
By:	/s/ A.B. Schmitt
Name:
Title:

STEEL PARTNERS II, L.P.
By:	Steel Partners, L.L.C., Its general partner
	By:	/s/ Warren Lichtenstein
Name: Warren G. Lichtenstein
Title: Managing Member

STEEL PARTNERS, L.L.C.
By:	/s/ Warren Lichtenstein
	Name:	Warren G. Lichtenstein
	Title:	Managing Member

/s/ Warren Lichtenstein
Warren G. Lichtenstein

Exhibit A
News Release
Layne Christensen Announces Withdrawal of Director Nominations by Steel Partners, Reorganization of Water and Infrastructure Businesses and Retention of Morgan Joseph & Co. Inc.
MISSION WOODS, Kan.—(Business Wire)—March 31, 2006—Layne Christensen Company (Nasdaq:LAYN) and Steel Partners II, L.P. (“Steel Partners”) announced today that they had reached an agreement, which will result in the withdrawal by Steel Partners of its director nominations for Layne’s upcoming 2006 annual meeting. David Brown, Chairman of Layne’s Board, said “We are pleased to be able to resolve our issues on mutually acceptable terms and to avoid the cost to our shareholders of engaging in a contested election.”
Under the terms of the agreement, Steel Partners has agreed to withdraw its two nominees for directors at the upcoming annual meeting and Layne has agreed to reduce the size of the Board from nine to eight members effective at the upcoming annual meeting. In addition, Layne has agreed not to expand the size of the Board of Directors above eight through and until the 2007 annual meeting without the unanimous consent of the directors. In the event that Mr. Lichtenstein desires to resign from the Board prior to the expiration of his term, the Board of Directors has agreed to nominate John Quicke of Steel Partners to fill his position.
The Company also announced today that it will be reorganizing its water and infrastructure businesses—consisting of Layne’s Water Resources Division, Layne’s Geoconstruction Division and Reynolds, Inc.—into a single combined business segment that will be known as the Water and Wastewater Infrastructure Group. Jeff Reynolds, who was the chief executive officer of Reynolds prior to its acquisition by Layne in August 2005, has been appointed to the Water and Wastewater Infrastructure Group and will report directly to Andrew B. Schmitt, Layne’s Chief Executive Officer. Mr. Schmitt stated, “A key facet of Layne’s acquisition of Reynolds is our ability to tap the rapid growth in water, wastewater, and infrastructure, by capitalizing on the synergies between Reynolds and the water/infrastructure activities in Layne. My confidence level is high that this new organizational approach will best accomplish these goals.”
Additionally, Layne has retained the investment banking firm of Morgan Joseph & Co. Inc. to assist the Board of Directors in evaluating and refining Layne Christensen as a whole. Mr. Brown stated, “The Board believes that it is important to obtain input from independent advisers as to the strategy that will best maximize long-term shareholder value.”
Important Additional Information Will Be Filed with the SEC
Layne plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with Layne’s 2006 annual meeting of stockholders. The Proxy Statement will contain important information about Layne and the matters to be voted on at the annual meeting. Investors and security holders are urged to read the Proxy Statement carefully when it becomes available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Layne through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Layne by contacting Mr. Steve Crooke, Layne’s Vice President and General Counsel at 913-677-6864.
Layne and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the annual meeting and the matters to be voted on at such meeting. Information regarding Layne’s directors and executive officers may be obtained by reading Layne’s Annual Report on Form 10-K for the year ended January 31, 2005 and its definitive proxy statement dated May 13, 2005 in connection with Layne’s annual meeting of stockholders held on June 9, 2005. Additional information regarding the participants in the solicitation may be obtained by reading the Proxy Statement in connection with Layne’s 2006 annual meeting of stockholders when it becomes available.